Exhibit 99

FOR IMMEDIATE RELEASE

3M’s Global Strength Enables Record Second-Quarter Sales and Earnings

- Company Generates Broad-Based Sales Growth Of 10 Percent  -

ST. PAUL, Minn. — July 24, 2008 - 3M (NYSE: MMM) today announced second-quarter sales of $6.7 billion, an increase of 9.7 percent over second quarter of 2007.  Net income was $945 million, or $1.33 per share, versus $917 million, or $1.25 per share in the corresponding period last year.  Excluding special items in both 2007 and 2008 (a-e), net income in the second quarter of 2008 was $991 million, or $1.39 per share, versus $899 million, or $1.23 per share, in 2007, increases of 10.3 percent and 13 percent, respectively.

“The strength of 3M’s global portfolio was evident in the second quarter,” said George W. Buckley, 3M chairman, president and CEO. “3M’s three largest businesses, Industrial and Transportation, Health Care and Safety, Security and Protection Services, grew at double-digit rates.  Our record sales and earnings for the second quarter are a remarkable achievement by 3M employees around the globe, given the tough economic conditions we have seen in the U.S. and the changing dynamics in the optical films industry.”

The company drove outstanding growth across its international operations—3M sales in Latin America increased 32 percent over last year, and Europe achieved 18 percent sales growth, while Canada grew by 14 percent.  Sales in Asia Pacific improved by 1 percent, 17 percent excluding optical headwinds.  International sales now account for close to two-thirds of 3M’s total.

Buckley continued, “We remain committed to our long-term growth strategy as we continue to innovate and invest in 3M’s core, build upon and extend that core with acquisitions, invest in emerging business opportunities and leverage our world-class international presence.  As always, these investments will be balanced with operational excellence to ensure that we continue to deliver on our commitments.”

Executive Summary

•                  Achieved record sales for the sixth consecutive quarter.

•                  Revenues of $6.7 billion, up 9.7 percent from 2007, or up 13.7 percent excluding optical.

•                  Local-currency sales, including the impact of acquisitions, up 4.6 percent from 2007, or up 8.1 percent excluding optical.

•                  Currency impacts added 5.4 percent to sales in the quarter.

•                  Operating income increased 8.5 percent, excluding special items in the second quarters of 2007 and 2008 (a-e), to $1.5 billion.

•                  All six 3M businesses posted operating margins of 20 percent or greater, excluding special items (a-e).

•                  Earnings per share of $1.39, up 13 percent, excluding special items in the second quarters of 2007 and 2008 (a-e).

•                  Converted nearly 100 percent of net income to free cash flow in the quarter.

•                  Returned $923 million to shareholders through cash dividends and share repurchases.

Key Financial Highlights

Second-quarter worldwide sales totaled $6.7 billion, an increase of 9.7 percent over last year. Local-currency sales including acquisitions increased 4.6 percent, and foreign exchange impacts added 5.4 points to growth in the quarter. Local-currency sales including acquisitions increased 25.6 percent in Safety, Security and Protection Services, 8.7 percent in Industrial and Transportation, 7.7 percent in Health Care, 3.5 percent in Consumer and Office and 2.2 percent in Electro and Communications, but declined 18.8 percent in Display and Graphics. Second-quarter net income was $991 million, or $1.39 per share, versus $899 million, or $1.23 per share, in the second quarter of 2007, excluding special items in both periods. Net income and earnings per share increased 10.3 percent and 13 percent respectively, excluding special items (a-e).

Business Segment Discussion

Industrial and Transportation

•                  Sales increased 15.5 percent to $2.1 billion.

•                  Sales up 8.7 percent in local currencies, including 4.2 percent from acquisitions.

•                  Broad-based sales performance with double-digit growth in virtually all product divisions.

•                  Double-digit sales growth in Europe, Asia Pacific and Latin America.

•                  Filtrete™ Commercial HVAC Filters installed in Beijing’s National Stadium suites to improve indoor air quality.

•                  Driving growth with our 3M™ Finishing Systems professional-grade abrasive power tools.

•                  Exceptional operational performance, with profits up 18.1 percent to $425 million; operating margins of 20.4 percent, excluding special items.

Health Care

•                  Sales rose 13.1 percent to $1.1 billion.

•                  Local-currency sales growth of 7.7 percent including 1.1 percent from acquisitions.

•                  Outstanding sales growth in the core, including 20 percent-plus growth in oral care and 15 percent-plus growth in medical.

•                  Positive sales growth in all major geographies, including double-digit growth in Europe, Asia Pacific and Latin America.

•                  Generated first sales of the 3M digital oral scanner for the oral care professional.

•                  Awarded first prize for contributions to food safety technology by International Association for Food Protection.

•                  Operating income increased 11.6 percent to $310 million, with margins approaching 28 percent, excluding special items.

Safety, Security and Protection Services

•                  Sales of $1 billion, up 30.2 percent.

•                  Sales growth in local currency of 25.6 percent, including 19.8 percent from acquisitions, primarily Aearo Technologies, Inc. in 2008.

•                  Broad-based sales growth led by personal protection, protective window films, cleaning solutions for commercial buildings and corrosion protection products.

•                  Double-digit sales growth in all geographic regions.

•                  Launched a highly-durable, visible and flame resistant 3M™ Scotchlite™ trim designed for the oil and gas industry.

•                  3M™ Dynatel™ launched a more accurate, specially-designed underground pipe locator.

•                  Product development team for 3M™ Speedglas™ auto-darkening filters and helmet awarded Business Week gold IDEA award for design excellence.

•                  Profits up 30 percent to $220 million, with operating margins of 21.2 percent, excluding special items.

Consumer and Office

•                  Sales up 7.8 percent to $899 million.

•                  Local-currency sales increased 3.5 percent, including 0.7 percent from acquisitions.

•                  Positive sales growth in all businesses led by do-it-yourself and home care businesses.

•                  Positive sales growth across all major geographic regions, led by Europe and Asia Pacific.

•                  Launched Scotch™ Fur Fighter™ pet hair remover and received Good Housekeeping seal of approval.

•                  Introduced Nexcare™ cold sore treatment that leverages 3M’s skin wellness expertise.

•                  Profits of $179 million, with operating margins of 20 percent.

Display and Graphics

•                  Sales declined 15.9 percent to $846 million, with local-currency sales down 18.8 percent.

•                  Sales rose 5.3 percent, excluding Optical and divestitures.

•                  Positive sales growth in Commercial Graphics and Traffic Safety Systems; double-digit growth in both Europe and Latin America.

•                  Commercial Graphics’ products widely used in conjunction with Beijing Olympics.

•                  Optical sales down 36 percent with profits down 54 percent.

•                  Traffic Safety Systems awarded first prize for environmental protection and mitigation by American Road & Transportation Builders Association.

•                  Operating profits were $184 million, with a 21.7 percent margin.

Electro and Communications

•                  Sales increased 7.9 percent to $748 million.

•                  Local-currency growth of 2.2 percent, including 0.4 points from acquisitions.

•                  Sales growth led by double-digit gains in Asia Pacific and Europe.

•                  Double-digit sales growth in three businesses: Electrical Markets, Electronics Markets Materials and Communication Markets.

•                  3M™ Aluminum Conductor Composite Reinforced (ACCR), which carries more than twice the current of conventional steel-core conductors, announced two additional major installs in British Columbia, Canada and Silicon Valley, California.

•                  Operating profits up 11.4 percent to $151 million, with margins exceeding 20 percent.

Outlook

3M again reiterated its 2008 earnings expectations. The company continues to expect full-year 2008 earnings to increase a minimum of 10 percent over 2007 earnings per share of $4.98, which excludes special items. 3M also expects operating margins of 22.5 to 23.5 percent and a tax rate of 31.5 to 32 percent for the year.  Annual capital expenditures for 2008 are expected to be in the range of $1.3 to $1.4 billion.

George W. Buckley and Patrick D. Campbell, senior vice president and chief financial officer, will conduct an investor teleconference at 9 a.m. Eastern Time (8 a.m. Central Time) today. Investors can access a Webcast of this conference, along with related charts and materials, at http://investor.3M.com.

Forward-Looking Statements

This news release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) about the company’s financial results and estimates, business prospects, and products under development that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic conditions; (2) competitive conditions and customer preferences; (3) foreign currency exchange rates and fluctuations in those rates; (4) the timing and acceptance of new product offerings; (5) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (6) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (7) generating fewer productivity improvements than estimated; and (8) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2007 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under “Risk Factors” in Part I, Item 1A (Annual Report) and in Part II, Item 1A (Quarterly Report).  The information contained in this release is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this presentation as a result of new information or future events or developments.

About 3M

A recognized leader in research and development, 3M produces thousands of innovative products for dozens of diverse markets. 3M’s core strength is applying its more than 40 distinct technology platforms — often in combination — to a wide array of customer needs. With $24 billion in sales, 3M employs 79,000 people worldwide and has operations in more than 60 countries.

3M Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(Millions, except per-share amounts)

(Unaudited)

	Three-months ended		Six-months ended
	June 30		June 30
	2008	2007	2008	2007
Net sales	$6,739	$6,142	$13,202	$12,079

Operating expenses
Cost of sales	3,510	3,175	6,846	6,197
Selling, general and administrative expenses	1,394	1,286	2,669	2,567
Research, development and related expenses	363	352	714	671
(Gain) loss on sale of businesses (a, c)	23	(68)	23	(854)

Total	5,290	4,745	10,252	8,581

Operating income	1,449	1,397	2,950	3,498

Interest expense and income
Interest expense	51	48	106	86
Interest income	(18)	(29)	(48)	(57)

Total	33	19	58	29

Income before income taxes and minority interest	1,416	1,378	2,892	3,469

Provision for income taxes	453	445	923	1,153
Minority interest	18	16	36	31

Net income	$945	$917	$1,933	$2,285

Weighted average common shares outstanding — basic	702.1	718.4	704.3	723.9
Earnings per share — basic	$1.35	$1.28	$2.74	$3.16

Weighted average common shares outstanding — diluted	712.0	731.7	714.6	736.5
Earnings per share — diluted	$1.33	$1.25	$2.70	$3.10

Cash dividends paid per common share	$0.50	$0.48	$1.00	$0.96

3M Company and Subsidiaries

SUPPLEMENTAL CONSOLIDATED STATEMENT OF INCOME INFORMATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Millions, except per-share amounts)

(Unaudited)

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the company also discusses non-GAAP measures that exclude special items. Operating income, net income, and diluted earnings per share measures that exclude special items are not in accordance with, nor are they a substitute for, GAAP measures. Special items represent significant charges or credits that are important to an understanding of the company’s ongoing operations. The company uses these non-GAAP measures to evaluate and manage the company’s operations. The company believes that discussion of results excluding special items provides a useful analysis of ongoing operating trends. The determination of special items may not be comparable to similarly titled measures used by other companies.

The reconciliation provided below reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures for the three months and six months ended June 30, 2008.

	Three-months ended			Six-months ended
	June 30, 2008			June 30, 2008
			Diluted			Diluted
			earnings			earnings
	Operating	Net	per	Operating	Net	per
	income	income	share	income	income	share
Reported GAAP measure	$1,449	$945	$1.33	$2,950	$1,933	$2.70

Special items:
Loss on sale of businesses (a)	23	32	0.04	23	32	0.05
Exit activities (b)	19	14	0.02	19	14	0.02

Adjusted Non-GAAP measure	$1,491	$991	$1.39	$2,992	$1,979	$2.77

(a)          In June 2008, 3M completed the sale of HighJump Software, a 3M company, to Battery Ventures, a technology venture capital and private equity firm. 3M received proceeds of $85 million for this transaction and recognized, net of assets sold, transaction and other costs, a pre-tax loss of $23 million in the second quarter of 2008 (recorded in the Safety, Security and Protection Services segment). This pre-tax loss was reported on a separate line of the Consolidated Statement of Income. 3M’s tax basis in HighJump Software was significantly lower than its book value, primarily related to the treatment of acquired goodwill. This resulted in a gain for tax purposes, which increased the provision for income taxes by $9 million.

(b)         In the second quarter of 2008, the Company recorded pre-tax charges of $19 million related to exit activities. These charges related to employee reductions at an Industrial and Transportation manufacturing facility located in the United Kingdom. These charges were recorded in cost of sales.

The reconciliation provided below reconciles the non-GAAP operating income measure by business segment with the most directly comparable GAAP financial measure for the three-months and six-months ended June 30, 2008.

	Three-months ended June 30, 2008			Six-months ended June 30, 2008
OPERATING	Reported		Adjusted	Reported		Adjusted
INCOME BY	GAAP	Special	Non-GAAP	GAAP	Special	Non-GAAP
BUSINESS SEGMENT	measure	items	measure	measure	items	measure
Industrial and Transportation	$406	$19	$425	$878	$19	$897
Health Care	310	—	310	631	—	631
Display and Graphics	184	—	184	371	—	371
Consumer and Office	179	—	179	345	—	345
Safety, Security and Protection Services	197	23	220	401	23	424
Electro and Communications	151	—	151	297	—	297
Corporate and Unallocated	22	—	22	27	—	27

Total Operating Income	$1,449	$42	$1,491	$2,950	$42	$2,992

The reconciliation provided below reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures for the three months and six months ended June 30, 2007.

	Three-months ended			Six-months ended
	June 30, 2007			June 30, 2007
			Diluted			Diluted
			earnings			earnings
	Operating	Net	per	Operating	Net	per
	income	income	share	income	income	share
Reported GAAP measure	$1,397	$917	$1.25	$3,498	$2,285	$3.10

Special items:
Gain on sale of businesses (c)	(68)	(47)	(0.06)	(854)	(553)	(0.75)
Restructuring actions (d)	33	21	0.03	45	30	0.04
Environmental liabilities (e)	13	8	0.01	134	83	0.11

Adjusted Non-GAAP measure	$1,375	$899	$1.23	$2,823	$1,845	$2.50

(c)          In June 2007, 3M completed the sale of its Opticom Priority Control Systems and Canoga Traffic Detection businesses. 3M received proceeds of $80 million from this transaction and recognized a pre-tax gain of $68 million in the Display and Graphics segment in the second quarter of 2007. In January 2007, 3M completed the sale of its global branded pharmaceuticals business in Europe. 3M received proceeds of $817 million from this transaction and recognized a pre-tax gain of $786 million in the first quarter of 2007 (Health Care segment).

(d)         During the fourth quarter of 2006 and first six months of 2007, management approved and committed to undertake restructuring actions. In the second quarter of 2007, the Company recorded a net pre-tax restructuring charge of $33 million. This charge primarily related to fixed asset impairments and employee-related restructuring liabilities, with the majority related to the phase-out of operations at a New Jersey roofing granule facility (Safety, Security and Protection Services segment). Net pre-tax restructuring charges for the first six months of 2007 totaled $45 million. These charges are primarily recorded in cost of sales in the business segment where the expenses were incurred.

(e)          During the second quarter of 2007, 3M signed a consent agreement with the state of Minnesota to address potential sources of perfluoronated compounds near former waste disposal sites in the East St. Paul Metro area. Under this agreement, the Company will provide the state of Minnesota funds for the state’s work at a former municipal landfill and to assist the state with its own environmental research of this chemistry, which resulted in a pre-tax charge of $13 million. This was an increase to the $121 million accrual that 3M made in the first quarter of 2007 to address remediation activities associated with perfluoronated compounds. These expenses are recorded in selling, general and administrative expenses in Corporate and Unallocated.

No adverse human health effects are caused by perfluoronated compounds at current levels of exposure.  This conclusion is supported by a large body of research including laboratory studies and epidemiology studies of exposed employees. This research has been published in peer-reviewed scientific journals and shared with the EPA and global scientific-community.

Refer to 3M’s Current Report on Form 8-K dated May 19, 2008, which updated 3M’s Annual Report on Form 10-K dated February 15, 2008, for further discussion of these previously disclosed 2007 items.

The reconciliation provided below reconciles the non-GAAP operating income measure by business segment with the most directly comparable GAAP financial measure for the three-months and six-months ended June 30, 2007.

	Three-months ended June 30, 2007			Six-months ended June 30, 2007
OPERATING INCOME BY BUSINESS SEGMENT	Reported GAAP measure	Special items	Adjusted Non-GAAP measure	Reported GAAP measure	Special items	Adjusted Non-GAAP measure
Industrial and Transportation	$358	$2	$360	$768	$2	$770
Health Care	279	(2)	277	1,341	(795)	546
Display and Graphics	350	(64)	286	646	(64)	582
Consumer and Office	165	—	165	343	—	343
Safety, Security and Protection Services	140	29	169	321	29	350
Electro and Communications	135	—	135	245	19	264
Corporate and Unallocated	(30)	13	(17)	(166)	134	(32)

Total Operating Income	$1,397	$(22)	$1,375	$3,498	$(675)	$2,823

3M Company and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in millions)

(Unaudited)

	June 30, 2008	Dec. 31, 2007	June 30, 2007
ASSETS

Current assets
Cash and cash equivalents	$1,547	$1,896	$1,348
Marketable securities	455	579	531
Accounts receivable — net	3,943	3,362	3,620
Inventories	3,175	2,852	2,779
Other current assets	1,419	1,149	1,176

Total current assets	10,539	9,838	9,454
Marketable securities — non-current	775	480	567
Investments	294	298	285
Property, plant and equipment — net	6,919	6,582	6,119
Prepaid pension and postretirement benefits	1,453	1,378	457
Goodwill, intangible assets and other assets	7,378	6,118	5,934

Total assets	$27,358	$24,694	$22,816

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term borrowings and current portion of long-term debt	$1,913	$901	$2,669
Accounts payable	1,658	1,505	1,472
Accrued payroll	659	580	555
Accrued income taxes	643	543	841
Other current liabilities	2,114	1,833	1,838

Total current liabilities	6,987	5,362	7,375
Long-term debt	4,095	4,019	1,766
Other liabilities	3,741	3,566	3,403

Total liabilities	14,823	12,947	12,544

Total stockholders’ equity — net	12,535	11,747	10,272
Shares outstanding
June 30, 2008: 698,990,402 shares
December 31, 2007: 709,156,031 shares
June 30, 2007: 715,811,722 shares

Total liabilities and stockholders’ equity	$27,358	$24,694	$22,816

3M Company and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in millions)

(Unaudited)

	Six-months ended June 30
	2008	2007
SUMMARY OF CASH FLOW:

NET CASH PROVIDED BY OPERATING ACTIVITIES	$2,240	$1,684

Cash flows from investing activities:
Purchases of property, plant and equipment	(632)	(652)
Acquisitions, net of cash acquired	(549)	(194)
Proceeds from sale of businesses (a, c)	85	897
Other investing activities	(371)	(402)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(1,467)	(351)

Cash flows from financing activities:
Change in debt	313	888
Purchases of treasury stock	(1,082)	(2,199)
Reissuances of treasury stock	217	483
Dividends paid to stockholders	(704)	(696)
Other financing activities	139	35

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(1,117)	(1,489)

Effect of exchange rate changes on cash	(5)	57

Net increase (decrease) in cash and cash equivalents	(349)	(99)
Cash and cash equivalents at beginning of period	1,896	1,447

Cash and cash equivalents at end of period	$1,547	$1,348

3M Company and Subsidiaries

SUPPLEMENTAL CASH FLOW AND

OTHER SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

(Unaudited)

	Six-months ended June 30
	2008	2007
NON-GAAP MEASURES

Free Cash Flow:
Net cash provided by operating activities	$2,240	$1,684
Purchases of property, plant and equipment	(632)	(652)

Free Cash Flow (f)	$1,608	$1,032

(f)            Free cash flow is not defined under U.S. generally accepted accounting principles (GAAP). Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is a useful measure of performance and uses this measure as an indication of the strength of the company and its ability to generate cash.

“Net cash provided by operating activities” and “Free Cash Flow” were negatively impacted in 2007 by the timing of cash tax payments associated with special items. Tax payments related to the sale of our global branded pharmaceuticals business negatively impacted total year 2007 net cash provided by operating activities and Free Cash Flow by $628 million, with the impacts by quarter as follows: fourth-quarter 2007 ($87 million), third-quarter 2007 ($37 million), second-quarter 2007 ($110 million) and first-quarter 2007 ($394 million).

	June 30
	2008	2007
OTHER NON-GAAP MEASURES:
Net Working Capital Turns (g)	4.9	5.0

(g)         The company uses various working capital measures that place emphasis and focus on certain working capital assets and liabilities. 3M’s net working capital index is defined as quarterly net sales multiplied by four, divided by ending net accounts receivable plus inventory less accounts payable. This measure is not recognized under U.S. generally accepted accounting principles and may not be comparable to similarly titled measures used by other companies.

3M Company and Subsidiaries

SALES CHANGE ANALYSIS

(Unaudited)

	Three-Months Ended June 30, 2008
Sales Change Analysis By Geographic Area	United States	International	Worldwide

Volume — organic	(1.9)%	1.8%	0.4%
Volume — acquisitions	6.5	2.7	4.1
Price	2.0	(1.1)	0.1

Local-currency sales (including acquisitions)	6.6	3.4	4.6

Divestitures	(0.6)	(0.1)	(0.3)
Translation	—	8.6	5.4

Total sales change	6.0%	11.9%	9.7%

Sales Change Analysis	Local-			Total
By International	currency			Sales
Geographic Area	Sales (h)	Divestitures	Translation	Change

Europe, Middle East and Africa	6.4%	(0.1)%	11.8%	18.1%
Asia Pacific	(4.2)%	—%	5.1%	0.9%
Latin America and Canada	16.4%	(0.2)%	9.8%	26.0%

(h)   Including acquisitions — Europe, Middle East and Africa includes a 3.7% benefit from acquisitions; Asia Pacific includes a 1.0% benefit from acquisitions; Latin America and Canada includes a 4.7% benefit from acquisitions.

Worldwide	Local-			Total
Sales Change Analysis	currency			Sales
By Business Segment	Sales (i)	Divestitures	Translation	Change

Industrial and Transportation	8.7%	—%	6.8%	15.5%
Health Care	7.7%	(0.1)%	5.5%	13.1%
Display and Graphics	(18.8)%	(0.6)%	3.5%	(15.9)%
Consumer and Office	3.5%	—%	4.3%	7.8%
Safety, Security and Protection Services	25.6%	(1.2)%	5.8%	30.2%
Electro and Communications	2.2%	—%	5.7%	7.9%

(i)             Including acquisitions — Industrial and Transportation includes a 4.2% benefit from acquisitions; Health Care includes a 1.1% benefit from acquisitions; Consumer and Office includes a 0.7% benefit from acquisitions; Safety, Security and Protection Services includes a 19.8% benefit from acquisitions, primarily related to the April 2008 acquisition of Aearo; Electro and Communications includes a 0.4% benefit from acquisitions.

3M Company and Subsidiaries

SALES CHANGE ANALYSIS

(Unaudited)

	Six-Months Ended June 30, 2008
Sales Change Analysis	United
By Geographic Area	States	International	Worldwide

Volume — organic	(2.2)%	2.7%	0.9%
Volume — acquisitions	4.8	1.8	2.9
Price	1.8	(1.2)	(0.1)

Local-currency sales (including acquisitions)	4.4	3.3	3.7

Divestitures	(0.5)	—	(0.2)
Translation	—	9.2	5.8

Total sales change	3.9%	12.5%	9.3%

Sales Change Analysis	Local-			Total
By International	currency			Sales
Geographic Area	Sales (j)	Divestitures	Translation	Change

Europe, Middle East and Africa	4.8%	—%	11.8%	16.6%
Asia Pacific	(1.6)%	—%	5.8%	4.2%
Latin America and Canada	14.6%	(0.1)%	11.4%	25.9%

(j)    Including acquisitions — Europe, Middle East and Africa includes a 2.6% benefit from acquisitions; Asia Pacific includes a 0.6% benefit from acquisitions; Latin America and Canada includes a 3.0% benefit from acquisitions.

Worldwide	Local-			Total
Sales Change Analysis	currency			Sales
By Business Segment	Sales (k)	Divestitures	Translation	Change

Industrial and Transportation	9.1%	—%	7.2%	16.3%
Health Care	6.7%	(0.1)%	5.9%	12.5%
Display and Graphics	(14.1)%	(0.7)%	3.7%	(11.1)%
Consumer and Office	0.5%	—%	4.7%	5.2%
Safety, Security and Protection Services	16.2%	(0.6)%	6.4%	22.0%
Electro and Communications	2.7%	—%	5.8%	8.5%

(k)   Including acquisitions — Industrial and Transportation includes a 4.1% benefit from acquisitions; Health Care includes a 1.0% benefit from acquisitions; Consumer and Office includes a 0.5% benefit from acquisitions; Safety, Security and Protection Services includes a 11.1% benefit from acquisitions; Electro and Communications includes a 0.7% benefit from acquisitions.

3M Company and Subsidiaries

BUSINESS SEGMENTS

(Dollars in millions)

(Unaudited)

Effective in the first quarter of 2008, 3M made certain changes to its business segments in its continuing effort to drive growth by aligning businesses around markets and customers. Segment information for all periods presented has been reclassified to reflect this new segment structure. Refer to 3M’s Current Report on Form 8-K dated May 19, 2008, which updated 3M’s Annual Report on Form 10-K dated February 15, 2008, for discussion of these changes.

BUSINESS
SEGMENT	Three-months ended		Six-months ended
INFORMATION	June 30		June 30
(Millions)	2008	2007	2008	2007

NET SALES
Industrial and Transportation	$2,081	$1,802	$4,168	$3,585
Health Care	1,118	988	2,195	1,950
Display and Graphics	846	1,005	1,717	1,931
Consumer and Office	899	834	1,737	1,651
Safety, Security and Protection Services	1,040	799	1,899	1,557
Electro and Communications	748	693	1,473	1,357
Corporate and Unallocated	7	21	13	48

Total Company	$6,739	$6,142	$13,202	$12,079

OPERATING INCOME
Industrial and Transportation	$406	$358	$878	$768
Health Care	310	279	631	1,341
Display and Graphics	184	350	371	646
Consumer and Office	179	165	345	343
Safety, Security and Protection Services	197	140	401	321
Electro and Communications	151	135	297	245
Corporate and Unallocated	22	(30)	27	(166)

Total Company	$1,449	$1,397	$2,950	$3,498

For the three-months and six-months ended June 30, 2008 and June 30, 2007, refer to the preceding notes (a) through (e) and the preceding reconciliations of operating income by business segment for a discussion and summary of items that impacted reported business segment operating income.

Investor Contacts:	Matt Ginter	Media Contact:	Jacqueline Berry
	3M		3M
	(651) 733-8206		(651) 733-3611

Bruce Jermeland
3M
(651) 733-1807

From:

3M Public Relations and Corporate Communications

3M Center, Building 225-1S-15

St. Paul, MN 55144-1000